Exhibit 99(a)

PPL CORPORATION AND SUBSIDIARIES
LONG-TERM DEBT SCHEDULE
(Unaudited)
(Millions of Dollars)

	Interest Rate	Maturity Date	December 31, 2024
PPL
PPL Capital Funding
Senior Unsecured Notes
69352PAL7	3.100%	05/15/2026	$650
69352PAQ6	4.125%	04/15/2030	431
69352PAH6	4.700%	06/01/2043	71
69352PAJ2	5.000%	03/15/2044	177
69352PAM5	4.000%	09/15/2047	237
69352PAT0	5.250%	09/01/2034	750
Total Senior Unsecured Notes			2,316
Exchangeable Notes
69352PAR4	2.875%	03/15/2028	$1,000
Total Senior Unsecured Notes
Junior Subordinated Notes
69352PAC7 [1]	7.251%	03/30/2067	480
Total Junior Subordinated Notes			480
Total PPL Capital Funding Long-term Debt			3,796
PPL Electric
Senior Secured Notes/First Mortgage Bonds			5,299
Senior Unsecured Notes			—
Total PPL Electric Long-term Debt			5,299
LG&E
Senior Secured Notes/First Mortgage Bonds			2,489
Senior Unsecured Notes			—
Total LG&E Long-term Debt [2]			2,489
KU
Senior Secured Notes/First Mortgage Bonds			3,089
Senior Unsecured Notes			—
Total KU Long-term Debt [2]			3,089
RI
Senior Secured Notes/First Mortgage Bonds			1
Senior Unsecured Notes			2,000
Total RI Long-term Debt			2,001
Total Long-term Debt Before Adjustments			16,674

Unamortized premium and (discount), net			(57)
Unamortized debt issuance costs			(114)
Total Long-term Debt			16,503
Less current portion of Long-term Debt			551

	Interest Rate	Maturity Date	December 31, 2024
Total Long-term Debt, noncurrent			$15,952

PPL Electric
Senior Secured Notes/First Mortgage Bonds
524808BZ4	2.625%	02/15/2027	$108
524808BY7	3.000%	09/01/2029	116
69351UAH6	6.450%	08/15/2037	250
69351UAM5	6.250%	05/15/2039	300
69351UAN3	5.200%	07/15/2041	250
69351UAR4	4.750%	07/15/2043	350
69351UAS2	4.125%	06/15/2044	300
69351UAV5	4.150%	06/15/2048	400
69351UAT0	4.150%	10/01/2045	350
69351UAU7	3.950%	06/01/2047	475
69351UAW3	3.000%	10/01/2049	400
69351UBA0	5.000%	05/15/2033	600
69351UBB8	5.250%	05/15/2053	750
69351UBC6	4.850%	02/15/2034	650
Total Senior Secured Notes/First Mortgage Bonds			5,299
Senior Unsecured Notes
Total Senior Unsecured Notes			—
Total Long-term Debt Before Adjustments			5,299

Unamortized discount			(42)
Unamortized debt issuance costs			(43)
Total Long-term Debt			5,214
Less current portion of Long-term Debt			—
Total Long-term Debt, noncurrent			$5,214

	Interest Rate	Maturity Date	December 31, 2024

LG&E
Senior Secured Notes/First Mortgage Bonds
546676AW7	3.300%	10/01/2025	$300
546676AU1	5.125%	11/15/2040	285
546676AV9	4.650%	11/15/2043	250
546676AX5	4.375%	10/01/2045	250
546676AY3	4.250%	04/01/2049	400
546676AZ0	5.450%	04/15/2033	400
896224BC5	0.625%	09/01/2026	27
896224BB7	1.350%	11/01/2027	35
546749AU6	1.350%	11/01/2027	35
546749AT9 [2]	2.000%	10/01/2033	128
546751AN8 [3]	3.900%	06/01/2033	31
546751AM0 [3]	3.150%	06/01/2033	35
546749AS1	0.900%	09/01/2026	23
896224BA9 [2]	1.300%	09/01/2044	125
896221AD0 [2]	3.750%	06/01/2033	60
546749AR3 [2]	1.750%	02/01/2035	40
896221AF5 [2]	4.700%	06/01/2054	65
Total Senior Secured Notes/First Mortgage Bonds			2,489
Senior Unsecured Notes
Total Senior Unsecured Notes			—
Total Long-term Debt Before Adjustments			2,489

Unamortized discount			(4)
Unamortized debt issuance costs			(14)
Total Long-term Debt			2,471
Less current portion of Long-term Debt			300
Total Long-term Debt, noncurrent			2,171

	Interest Rate	Maturity Date	December 31, 2024
KU
Senior Secured Notes/First Mortgage Bonds
491674BK2	3.300%	10/01/2025	250
491674BM8	3.300%	06/01/2050	500
491674BG1/BF3	5.125%	11/01/2040	750
491674BJ5	4.650%	11/15/2043	250
491674BL0	4.375%	10/01/2045	550
491674BN6	5.450%	04/15/2033	400
144838AE9 [2]	1.550%	09/01/2042	96
14483RAQ0 [2]	3.375%	02/01/2026	18
14483RAV9 [2]	2.000%	02/01/2032	78
144838AA7 [3]	3.650%	02/01/2032	$21
144838AB5 [3]	3.350%	02/01/2032	3
587824AA1 [3]	3.350%	02/01/2032	7
62479PAA4 [3]	3.350%	02/01/2032	2
14483RAU1 [2]	2.125%	10/01/2034	54
14483RAR8 [2]	1.750%	10/01/2034	50
896221AE8 [2]	4.700%	06/01/2054	60
Total Senior Secured Notes/First Mortgage Bonds			3,089
Senior Unsecured Notes
Total Senior Unsecured Notes			—
Total Long-term Debt Before Adjustments			3,089

Unamortized premium			4
Unamortized discount			(8)
Unamortized debt issuance costs			(19)
Total Long-term Debt			3,066
Less current portion of Long-term Debt			250
Total Long-term Debt, noncurrent			$2,816

RI
Senior Secured Notes/First Mortgage Bonds
743753D@1	7.500%	12/15/2025	1
Total Senior Secured Notes/First Mortgage Bonds			1
Senior Unsecured Notes
631005BJ3	3.395%	04/09/2030	600
631005BH7	3.919%	08/01/2028	350
631005BF1	4.170%	12/10/2042	250
631005BC8	5.638%	03/15/2040	300
631005BK0	5.350%	05/01/2034	500
Total Senior Unsecured Notes			2,000
Total Long-term Debt Before Adjustments			2,001

	Interest Rate	Maturity Date	December 31, 2024

Unamortized discount			—
Unamortized debt issuance costs			(9)
Total Long-term Debt			1,992
Less current portion of Long-term Debt			1
Total Long-term Debt, noncurrent			1,991

(1)Securities are in a floating rate mode through maturity.
(2)Securities are currently in a term rate mode. Securities may be put back to the company, or called by the company, on a date prior to the stated maturity date.
(3)Securities have a floating rate of interest that periodically resets. Securities may be put back to the company on a date prior to the stated maturity date.